FOR IMMEDIATE RELEASE
Corebridge Financial Announces First Quarter 2026 Results

•Net loss of $53 million, or $0.11 per share
•Adjusted after-tax operating income1 of $501 million and operating EPS1 of $1.05 per share
•Premiums and deposits1 of $8.0 billion
•Holding company liquidity of $1.7 billion
•Returned $1.4 billion to shareholders, including $1.3 billion of share repurchases

HOUSTON – May 4, 2026 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the first quarter ended March 31, 2026.

“Corebridge delivered strong financial results in the first quarter,” said Marc Costantini, President and Chief Executive Officer. “Earnings per share and return on equity both improved year over year. This, alongside consistent organic growth and the proceeds from our variable annuity transaction, supported a record return of capital to shareholders through repurchases.

“We are making excellent progress toward closing our transformative merger with Equitable, a deal that will enhance our scale, diversification, and cash generation. Regulatory filings remain on track, and our leadership team for the combined company is finalized and will be announced shortly. Furthermore, our newly established integration management office is already hard at work to ensure a seamless transition for all stakeholders.

“Our success is built on a steadfast commitment to putting the customer at the center of everything we do. That means delivering a differentiated customer-value proposition through product breadth and innovation, and being the easiest company to do business with. At five months into my tenure, I’m impressed at the speed and focus the team has brought to digitizing our processes across every stage of the customer journey."
1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below

FOR IMMEDIATE RELEASE
Consolidated results
($ in millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Net income (loss) available to common shareholders	$(53)	$(664)
Income (loss) per common share available to common shareholders	$(0.11)	$(1.19)
Weighted average shares outstanding - diluted	474	558
Adjusted after-tax operating income[1]	$501	$570
Operating EPS[1]	$1.05	$1.02
Weighted average shares outstanding - operating	475	559
Total common shares outstanding	457	553
Pre-tax income (loss)	$97	$(862)
Adjusted pre-tax operating income[1]	$629	$710
Core sources of income[2]	$1,515	$1,513
Base spread income[2]	$883	$895
Fee income[2]	$301	$277
Underwriting margin excluding variable investment income[2]	$331	$341
Premiums and deposits	$8,013	$8,920
Net investment income	$3,197	$3,189
Net investment income (APTOI basis)[1]	$2,989	$2,841
Base portfolio income - insurance operating businesses	$2,968	$2,741
Variable investment income - insurance operating businesses	$22	$88
Corporate and other	$(1)	$12

Return on average equity	(1.8%)	(22.7%)
Adjusted return on average equity[1]	10.6%	10.4%

Net loss was $53 million, compared to a loss of $664 million in the prior year quarter. The variance largely was a result of realized gains on the Fortitude Re ("FRL") funds withheld embedded derivative versus realized losses in the prior year period.

Adjusted pre-tax operating income ("APTOI") was $629 million, or an 11% decrease from the prior year quarter. Excluding variable investment income ("VII") and notable items, APTOI decreased 1% from the
2 This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key Operating Metrics and Key Terms" below

FOR IMMEDIATE RELEASE
same period, driven by lower spread income and lower underwriting gains, partially offset by increases in our fee-based products.

Core sources of income excluding notable items was $1.5 billion, a 1% increase from the prior year quarter largely due to higher fee income, partially offset by lower base spread income and underwriting margin.

Premiums and deposits were $8.0 billion, a 10% decrease from the prior year quarter. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits declined 2% from the same period primarily driven by lower fixed annuity sales, partially offset by higher fixed index annuity and RILA deposits.

Capital and liquidity highlights
•Life Fleet RBC ratio2 remains above target
•Holding company liquidity of $1.7 billion as of March 31, 2026
•Financial leverage ratio2 of 32.6%
•Returned $1.4 billion to shareholders through $1.3 billion of share repurchases and $114 million of dividends
•Declared dividend of $0.25 per share of common stock on May 4, 2026, payable on June 30, 2026, to shareholders of record at the close of business on June 16, 2026

Business results
($ in millions)
Individual Retirement

	Three Months Ended March 31,
	2026	2025
Premiums and deposits	$4,346	$4,298
Total sources of income	$701	$721
Core sources of income	$712	$698
Spread income	$624	$654
Base spread income	$635	$631
Variable investment income	$(11)	$23
Fee income	$77	$67
Adjusted pre-tax operating income	$415	$454

•Premiums and deposits increased $48 million, or 1%, over the prior year quarter, primarily driven by higher fixed index annuity and RILA deposits, partially offset by lower fixed annuity deposits

FOR IMMEDIATE RELEASE
•Core sources of income increased 2% from the prior year quarter, primarily driven by fee and base spread income driven by growth in the underlying business, even with negative impact of 2025 Federal Reserve rate actions
•APTOI decreased $39 million, or 9%, from the prior year quarter. Excluding VII and notable items, APTOI increased 1% from the prior year quarter driven by higher commissions and DAC related to the underlying business growth, partially offset by an increase in fee income
Group Retirement

	Three Months Ended March 31,
	2026	2025
Premiums and deposits	$1,751	$1,824
Total sources of income	$344	$387
Core sources of income	$343	$363
Spread income	$137	$192
Base spread income	$136	$168
Variable investment income	$1	$24
Fee income	$207	$195
Adjusted pre-tax operating income	$140	$195

•Premiums and deposits decreased $73 million, or 4%, from the prior year quarter, primarily driven by lower deposits from in-plan participants
•Core sources of income decreased $20 million, or 6% from the prior year quarter, primarily due to lower spread income partially offset by growth in fee income
•APTOI decreased $55 million, or 28%, from the prior year quarter. Excluding VII and notable items, APTOI decreased 17% from the prior year quarter, primarily driven by lower base spread income offset by higher fee income
Life Insurance

	Three Months Ended March 31,
	2026	2025
Premiums and deposits	$850	$856
Underwriting margin	$316	$325
Underwriting margin excluding variable investment income	$317	$321
Variable investment income	$(1)	$4
Adjusted pre-tax operating income	$96	$108

FOR IMMEDIATE RELEASE

•Premiums and deposits decreased $6 million from the prior year quarter primarily due to lower universal life sales, partially offset by higher traditional life sales
•Underwriting margin excluding VII and notable items decreased 1% from the prior year quarter due to more favorable mortality experience in the prior year quarter
•APTOI decreased $12 million, or 11%, from the prior year quarter. Excluding VII and notable items, APTOI decreased 5% from the prior year quarter driven by more favorable mortality experience in the prior year quarter and lower net investment income

Institutional Markets

	Three Months Ended March 31,
	2026	2025
Premiums and deposits	$1,066	$1,942
Total sources of income	$176	$168
Core sources of income	$143	$131
Spread income	$145	$132
Base spread income	$112	$96
Variable investment income	$33	$36
Fee income	$17	$15
Underwriting margin	$14	$21
Underwriting margin excluding variable investment income	$14	$20
Variable investment income	$—	$1
Adjusted pre-tax operating income	$143	$137

•Premiums and deposits decreased $876 million, or 45%, from the prior year quarter, primarily driven by lower premiums from pension risk transfer transactions and lower deposits on guaranteed investment contracts
•Total sources of income increased 5% over the prior year quarter. Excluding VII and notable items, total sources of income increased 13% over the prior year quarter, driven by higher spread income partially offset by lower underwriting margin
•APTOI increased $6 million, or 4%, over the prior year quarter. Excluding VII and notable items, APTOI increased 15% over the prior year quarter due to higher base spread income, partially offset by lower underwriting margin

FOR IMMEDIATE RELEASE
Corporate and Other

	Three Months Ended March 31,
	2026	2025
Corporate expenses	$(38)	$(35)
Interest expense on financial debt	$(113)	$(125)
Asset management	$2	$(3)
Consolidated investment entities	$—	$3
Other	$(16)	$(24)
Adjusted pre-tax operating (loss)	$(165)	$(184)

•APTOI loss decreased $19 million over the prior year quarter, primarily due to lower interest expense on financial debt due to repayment of debt maturities in April and July 2025

Conference call

Corebridge will host a conference call on Tuesday, May 5, 2026, at 10:00 a.m. EDT to review these results. The call is open to the public and can be accessed via a live, listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

# # #
About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $380 billion in assets under management and administration as of March 31, 2026, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts

Investor Relations	Media Relations
Işıl Müderrisoğlu	Paul Miles
investorrelations@corebridgefinancial.com	media.contact@corebridgefinancial.com

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FOR IMMEDIATE RELEASE
In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

Cautionary Statement Regarding Forward-Looking Information

This press release includes statements, which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements, and any related oral statements, can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “forecasts,” “intends,” “targets,” “plans,” “assumes,” “enable,” “estimates,” “anticipates,” “goals,” “guidance,” “formidable,” “preliminary,” “objective,” “continue,” “drive,” “improve,” “superior,” “robust,” “positioned,” “resilient,” “vision,” “potential,” “immediate,” “on track,” “progress”, “is optimistic,” and similar expressions or the negative of those expressions or verbs. We caution you that forward-looking statements are not guarantees of future performance or outcomes. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside our control. These statements include, but are not limited to, statements about the potential repurchases of shares of common stock, statements about the expected timing and completion of the proposed transaction between the Company and Equitable Holdings, Inc. (“Equitable Holdings”) (the “Proposed Transaction”), the anticipated benefits of the Proposed Transaction, including estimated synergies and projected cost savings, and plans and expectations for the Company, Equitable Holdings or their new parent company after completion of the Proposed Transaction.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors include, among others, the ability to repurchase shares (if the Company decides to do so) within the expected timing or at all; the ability to complete the Proposed Transaction on the timeframe or on the terms currently anticipated or at all, including due to a failure to obtain requisite stockholder, stock exchange, regulatory, governmental or other approvals; risks related to difficulties, inabilities or delays in integrating the parties’ businesses; the ability to realize the anticipated benefits of the Proposed Transaction, including estimated run-rate expense synergies and projected cost savings at the times, and to the extent, anticipated, as well as expected operating earnings and cashflow generation; the occurrence of any event, change or other circumstance that could give rise to the right of either or both parties to terminate the merger agreement; the potential impact of the announcement or consummation of the Proposed Transaction on the Company or Equitable Holdings’ stock price and on their respective business, contractual and operational relationships (including with regulatory bodies, employees, suppliers, clients and competitors); risks related to business disruptions from the Proposed Transaction that may harm the business or current plans and operations of either or both parties, including diversion of management time from ongoing business operations; the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of either or both parties to hire and retain key personnel; the parties’ ability to raise debt on favorable terms or at all; the outcome of any legal proceedings that may be instituted against the Company, Equitable Holdings, their new parent company or their respective directors; restrictions on the conduct of the Company and Equitable Holdings’ respective businesses prior to the closing of the Proposed Transaction and on each of their ability to pursue alternatives to the Proposed Transaction; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities; the deterioration of economic conditions; geopolitical tensions; the potential impact of a downgrade in the Company or Equitable Holdings’ Insurer Financial Strength ratings or credit ratings or of the new parent company of the Company and Equitable Holdings following completion of the Proposed Transaction; other factors that may affect future results of the Company and Equitable Holdings; and management’s response to any of the aforementioned factors.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially,

FOR IMMEDIATE RELEASE
from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, the rise of pressures on the commercial real estate market, and geopolitical tensions;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements and the reinsurers' performance of their obligations under these agreements;
•our limited ability to access funds from our subsidiaries;
•our ability to incur indebtedness, our potential inability to refinance all or a portion of our indebtedness or our ability to obtain additional financing on favorable terms or at all;
•our ability to maintain sufficient eligible collateral to support business and funding strategies requiring collateralization;
•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength (“IFS”) ratings or credit ratings;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•the impact of risks associated with our arrangement with Blackstone ISG-I Advisors LLC or any affiliates thereof (“Blackstone”), BlackRock Financial Management, Inc. (“BlackRock”) or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone;
•our inability to maintain the availability of critical technology systems and the confidentiality, integrity and availability of our data, including challenges associated with a variety of privacy and information security laws;
•scrutiny and evolving expectations from investors, regulators, customers and other stakeholders regarding environmental, social and governance matters;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to protect our intellectual property;
•our ability to operate efficiently and compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;

FOR IMMEDIATE RELEASE
•our relationships with Nippon Life Insurance Company, a mutual company organized under the laws of Japan (“Nippon”) and Blackstone and conflicts of interests arising due to such relationships;
•the indemnification obligations we have to AIG;
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following our initial public offering (“IPO”) and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes caused by our separation from AIG;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire AIG Consolidated Tax Group for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•the risk that anti-takeover provisions could discourage, delay, or prevent our change in control, even if the change in control would be beneficial to our shareholders; and
•other factors discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as our Quarterly Reports on Form 10-Q.

The foregoing list of factors is not exhaustive. You should carefully consider these factors and the other risks and uncertainties described in the “Risk Factors” section of the new parent company’s Registration Statement on Form S-4 and other documents filed or furnished by the Company and Equitable Holdings from time to time with the Securities and Exchange Commission (the “SEC”), including their Annual Reports on Form 10-K for the year ended December 31, 2025. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual events and results could differ materially from those contained in the forward-looking statements. There may be additional risks that neither the Company nor Equitable Holdings presently know or that the Company and Equitable Holdings currently believe are immaterial that could also cause actual events and results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company and Equitable Holdings’ expectations, plans or forecasts of future events and views as of the date of this press release. The Company and Equitable Holdings anticipate that subsequent events and developments will cause the Company and Equitable Holdings’ assessments to change. While the Company and Equitable Holdings may elect to update these forward-looking statements at some point in the future, the Company and Equitable Holdings specifically disclaim any obligation to do so, unless required by applicable law. Neither the Company nor Equitable Holdings gives any assurance that the Company, Equitable Holdings or their new parent company will achieve the results or other matters set forth in the forward-looking statements.

Non-GAAP financial measures

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income (loss) before income tax expense (benefit). These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

FOR IMMEDIATE RELEASE
APTOI excludes the impact of the following items:

FORTITUDE RE RELATED ADJUSTMENTS:

The modified coinsurance (“modco”) reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, or those recognized as embedded derivatives at fair value, are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

MARKET RISK BENEFIT ADJUSTMENTS (“MRBs”):

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain GMWBs and/or GMDBs which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs are excluded from APTOI. MRBs related to the variable annuity business subject to the reinsurance agreements with Corporate Solutions Life Reinsurance Company (“CSLR”) are reported in the “Businesses exited through reinsurance” line item.

BUSINESSES EXITED THROUGH REINSURANCE:

Represents the results of businesses that have been or will be economically exited through reinsurance. This includes MRBs, along with changes in the fair value of derivatives used to hedge MRBs which are recorded through “Change in the fair value of MRBs, net.” The results of operations from these businesses have been excluded from APTOI as they are not indicative of our ongoing business operations.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory

FOR IMMEDIATE RELEASE
changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted After-tax Operating Income Available to Corebridge Common Shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above and preferred stock dividends, as well as the following tax items from net income attributable to us:

•reclassifications of disproportionate tax effects from AOCI, changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value Available to Corebridge Common Shareholders is derived by excluding preferred stock as well as AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Return on Average Equity Available to Common Shareholders (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value available to Common Shareholders and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, revenues from businesses exited through reinsurance, and income from non-operating litigation settlements (included in Other income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income. We believe that presenting net investment income on an APTOI basis is useful for gaining an understanding of the main drivers of investment income.

Operating Earnings per Common Share (“Operating EPS”) is derived by dividing AATOI by weighted average diluted shares.

Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and

FOR IMMEDIATE RELEASE
deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

Key operating metrics and key terms

Assets Under Management and Administration

•Assets Under Management (“AUM”) include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•Assets Under Administration (“AUA”) include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap ("SVW") contracts.
•Assets Under Management and Administration (“AUMA”) is the cumulative amount of AUM and AUA.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Core sources of income means the sum of base spread income, fee income and underwriting margin, excluding variable investment income, in our Individual Retirement, Group Retirement, Life Insurance and Institutional Markets segments.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products generate fee income.
•Spread income is defined as net investment income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of (i) financial debt (ii) Adjusted Book Value available to Common Shareholders (iii) preferred stock and (iv) non-redeemable noncontrolling interests.

Life Fleet RBC Ratio

FOR IMMEDIATE RELEASE
•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet RBC ratios are quoted using the Company Action Level.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income on bonds, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments and other miscellaneous investment income, including income on certain partnership entities that are required to be consolidated. Alternative investments include private equity and real estate equity funds which are generally reported on a one-quarter lag.

FOR IMMEDIATE RELEASE
Reconciliations

The following table presents a reconciliation of pre-tax income (loss)/net income (loss) available to Corebridge common shareholders to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) available to Corebridge common shareholders:

Three Months Ended March 31,	2026				2025
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income (loss)/net income (loss), including noncontrolling interests	$97	$158	$—	$(61)	$(862)	$(205)	$—	$(657)
Noncontrolling interests	—	—	8	8	—	—	(7)	(7)
Less: Preferred stock dividends	—	—	—	—	—	—	—	—
Pre-tax income (loss)/net income (loss) available to Corebridge common shareholders	97	158	8	(53)	(862)	(205)	(7)	(664)
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(260)	(55)	—	(205)	(331)	(71)	—	(260)
Net realized (gains) losses on Fortitude Re funds withheld assets	21	4	—	17	(4)	(1)	—	(3)
Net realized (gains) losses on Fortitude Re funds withheld embedded derivative	(14)	(3)	—	(11)	596	127	—	469
Subtotal Fortitude Re related items	(253)	(54)	—	(199)	261	55	—	206
Other reconciling Items
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	15	—	(15)	—	21	—	(21)
Deferred income tax valuation allowance (releases) charges	—	(155)	—	155	—	(8)	—	8
Changes in fair value of market risk benefits, net	313	66	—	247	335	70	—	265
Changes in benefit reserves related to net realized gains	—	—	—	—	31	7	—	24
Net realized (gains) losses(1)	405	85	—	320	905	190	—	715
Restructuring and other costs	55	12	—	43	97	20	—	77
Non-recurring costs related to regulatory or accounting changes	1	—	—	1	1	—	—	1
Net (gain) on divestiture	(2)	—	—	(2)	—	—	—	—
Businesses exited through reinsurance	5	1	—	4	(51)	(10)	—	(41)
Noncontrolling interests	8	—	(8)	—	(7)	—	7	—
Subtotal Other non-Fortitude Re reconciling items	785	24	(8)	753	1,311	290	7	1,028
Total adjustments	532	(30)	(8)	554	1,572	345	7	1,234
Adjusted pre-tax operating income/Adjusted after-tax operating income available to Corebridge common shareholders	$629	$128	$—	$501	$710	$140	$—	$570
(1)        Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income (loss) by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Total Corebridge
Three Months Ended March 31, 2026
Premiums	$16	$1	$361	$9	$—	$387
Policy fees	77	109	356	52	—	594
Net investment income	1,535	433	324	698	(1)	2,989
Net realized gains (losses)(1)	—	—	—	—	9	9
Advisory fee and other income	—	98	1	1	6	106
Total adjusted revenues	1,628	641	1,042	760	14	4,085
Policyholder benefits	17	3	648	314	—	982
Interest credited to policyholder account balances	920	299	78	270	1	1,568
Amortization of deferred policy acquisition costs	130	27	83	5	—	245
Non-deferrable insurance commissions	52	31	13	5	—	101
Advisory fee expenses	6	37	1	—	—	44
General operating expenses	88	104	123	23	62	400
Interest expense	—	—	—	—	124	124
Total benefits and expenses	1,213	501	946	617	187	3,464
Noncontrolling interests	—	—	—	—	8	8
Adjusted pre-tax operating income (loss)	$415	$140	$96	$143	$(165)	$629

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Total Corebridge
Three Months Ended March 31, 2025
Premiums	$17	$4	$340	$500	$—	$861
Policy fees	67	108	364	50	—	589
Net investment income	1,419	485	336	589	12	2,841
Net realized gains (losses)(1)	—	—	—	—	13	13
Advisory fee and other income	—	87	1	1	7	96
Total adjusted revenues	1,503	684	1,041	1,140	32	4,400
Policyholder benefits	23	5	636	742	11	1,417
Interest credited to policyholder account balances	775	296	80	230	—	1,381
Amortization of deferred policy acquisition costs	112	22	85	4	—	223
Non-deferrable insurance commissions	42	30	14	5	1	92
Advisory fee expenses	6	33	—	—	—	39
General operating expenses	91	103	118	22	57	391
Interest expense	—	—	—	—	140	140
Total benefits and expenses	1,049	489	933	1,003	209	3,683
Noncontrolling interests	—	—	—	—	(7)	(7)
Adjusted pre-tax operating income (loss)	$454	$195	$108	$137	$(184)	$710
(1)        Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE

The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended March 31,
(in millions)	2026	2025
Individual Retirement
Spread income	$624	$654
Fee income	77	67
Total Individual Retirement	701	721
Group Retirement
Spread income	137	192
Fee income	207	195
Total Group Retirement	344	387
Life Insurance
Underwriting margin	316	325
Total Life Insurance	316	325
Institutional Markets
Spread income	145	132
Fee income	17	15
Underwriting margin	14	21
Total Institutional Markets	176	168
Total
Spread income	906	978
Fee income	301	277
Underwriting margin	330	346
Total	$1,537	$1,601

The following table presents Life Insurance underwriting margin:

	Three Months Ended March 31,
(in millions)	2026	2025
Premiums	$361	$340
Policy fees	356	364
Net investment income	324	336
Other income	1	1
Policyholder benefits	(648)	(636)
Interest credited to policyholder account balances	(78)	(80)
Underwriting margin	$316	$325

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended March 31,
(in millions)	2026	2025
Premiums	$16	$508
Net investment income	664	551
Policyholder benefits	(293)	(725)
Interest credited to policyholder account balances	(242)	(202)
Spread income(1)	$145	$132
SVW fees	17	15
Fee income	$17	$15
Premiums	(7)	(8)
Policy fees (excluding SVW)	35	35
Net investment income	34	38
Other income	1	1
Policyholder benefits	(21)	(17)
Interest credited to policyholder account balances	(28)	(28)
Underwriting margin(2)	$14	$21
(1)        Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(2)    Represents underwriting margin from Corporate Markets products, including corporate- and bank-owned life insurance, private placement variable universal life insurance and private placement variable annuity products

FOR IMMEDIATE RELEASE
The following table presents Operating EPS:

	Three Months Ended March 31,
(in millions, except per common share data)	2026	2025
GAAP Basis
Numerator for EPS
Net income (loss)	$(61)	$(657)
Less: Net income (loss) attributable to noncontrolling interests	(8)	7
Less: Preferred stock dividends	—	—
Net income (loss) available to Corebridge common shareholders	$(53)	$(664)

Denominator for EPS
Weighted average common shares outstanding - basic(1)	473.5	558.0
Dilutive common shares(2)	—	—
Weighted average common shares outstanding - diluted	473.5	558.0

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$(0.11)	$(1.19)
Common stock - diluted	$(0.11)	$(1.19)

Operating Basis
Adjusted after-tax operating income available to Corebridge common shareholders	$501	$570
Weighted average common shares outstanding - diluted	475.4	559.4
Operating earnings per common share	$1.05	$1.02

Common Shares Outstanding
Common shares outstanding, beginning of period	496.4	561.5
Share repurchases	(41.1)	(10.0)
Newly issued shares	1.4	1.6
Common shares outstanding, end of period	456.7	553.1
(1)        Includes vested shares under our share-based employee compensation plans
(2)    Potential dilutive common shares include our share-based employee compensation plans

The following table presents the reconciliation of Adjusted Book Value:

At Period End	March 31, 2026	December 31, 2025	March 31, 2025
(in millions, except per share data)
Total Corebridge shareholders' equity	$10,805	$13,201	$11,980
Less: Preferred stock and additional paid-in capital	493	493	—
Total Corebridge shareholders' equity available to common shareholders (a)	10,312	12,708	11,980
Less: Accumulated other comprehensive income (AOCI)	(10,428)	(9,452)	(12,049)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,610)	(2,391)	(2,553)
Total adjusted book value available to Corebridge common shareholders (b)	$18,130	$19,769	$21,476
Total common shares outstanding (c)(1)	456.7	496.4	553.1
Book value per common share (a/c)	$22.58	$25.60	$21.66
Adjusted book value per common share (b/c)	$39.70	$39.83	$38.83
(1)        Total common shares outstanding are presented net of treasury stock

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended March 31,
(in millions, unless otherwise noted)	2026	2025
Actual or annualized net income (loss) available to Corebridge common shareholders (a)	$(212)	$(2,656)
Actual or annualized adjusted after-tax operating income available to Corebridge common shareholders (b)	2,004	2,280
Average Corebridge Shareholders’ equity (c)	12,003	11,721
Less: Average preferred stock	493	—
Total Average equity available to Corebridge common shareholders	11,510	11,721
Less: Average AOCI	(9,940)	(12,865)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,501)	(2,676)
Average Adjusted Book Value (d)	$18,949	$21,910

Return on Average Equity (a/c)	(1.8)%	(22.7)%
Adjusted ROAE (b/d)	10.6%	10.4%

The following table presents the reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended March 31,
(in millions)	2026	2025
Net investment income (net income basis)	$3,197	$3,189
Net investment (income) on Fortitude Re funds withheld assets	(260)	(331)
Net investment (income) related to businesses exited through reinsurance	(9)	(81)
Other adjustments	(7)	(8)
Derivative income recorded in net realized gains (losses)	68	72
Total adjustments	(208)	(348)
Net investment income (APTOI basis)	$2,989	$2,841

FOR IMMEDIATE RELEASE
The following table presents notable items and alternative investment returns versus long-term return expectations:

	Three Months Ended March 31,
(in millions)	2026	2025
Individual Retirement:
Alternative investments returns versus long-term return expectations	$(38)	$(24)
Investments	—	10
Total adjustments	$(38)	$(14)

Group Retirement:
Alternative investments returns versus long-term return expectations	$(14)	$2
Investments	—	4
Total adjustments	$(14)	$6

Life Insurance:
Alternative investments returns versus long-term return expectations	$(8)	$(6)
Investments	—	2
Total adjustments	$(8)	$(4)

Institutional Markets:
Alternative investments returns versus long-term return expectations	$(12)	$(15)
Investments	—	4
Total adjustments	$(12)	$(11)

Total Corebridge:
Alternative investments returns versus long-term return expectations	$(72)	$(43)
Investments	—	20
Corporate & other	—	(12)
Total adjustments	$(72)	$(35)
Discrete tax items - income tax (expense) benefit	$—	$—

FOR IMMEDIATE RELEASE
The following table presents premiums and deposits:

	Three Months Ended March 31,
(in millions)	2026	2025
Individual Retirement
Premiums	$16	$17
Deposits	4,331	4,283
Other(1)	(1)	(2)
Premiums and deposits	$4,346	$4,298
Group Retirement
Premiums	$1	$4
Deposits	1,750	1,820
Premiums and deposits(2)(3)	$1,751	$1,824
Life Insurance
Premiums	$361	$340
Deposits	386	397
Other(1)	103	119
Premiums and deposits	$850	$856
Institutional Markets
Premiums	$9	$500
Deposits	1,043	1,433
Other(1)	14	9
Premiums and deposits	$1,066	$1,942
Total
Premiums	$387	$861
Deposits	7,510	7,933
Other(1)	116	126
Premiums and deposits	$8,013	$8,920
(1)        Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(2)    Includes inflows related to in-plan mutual funds of $733 million and $775 million for the three months ended March 31, 2026 and March 31, 2025, respectively
(3)    Excludes client deposits into advisory and brokerage accounts of $919 million and $707 million for the three months ended March 31, 2026 and March 31, 2025, respectively